                      AMENDED AND RESTATED LEASE AGREEMENT
                                     (NNN)
                             BASIC LEASE INFORMATION


LEASE DATE:                    March 23, 1989, amended and restated as of
                               July 1, 1998.

LANDLORD:                      Principal Mutual Life Insurance Company

LANDLORD'S ADDRESS:            Principal Mutual Life Insurance Group
                               c/o The Principal Financial Group
                               711 High Street
                               Des Moines, IA 50392
                               Attn: Commercial Real Estate Department,
                               Robert Klinkner

TENANT: Teledesic LLC, a Delaware limited liability company

TENANT'S ADDRESS:              Through and until December 31, 1998:
                               2300 Carillon Point
                               Kirkland, WA 98033

                               From and after January 1, 1999:
                               1445 - 120th Avenue NE
                               Bellevue, WA 98005
                               Attn: CFO

PREMISES:                      The real property described on EXHIBIT A attached
                               hereto, which real property is improved by a 1-story building containing approximately 131,203 rentable square feet and related landscaping and parking areas.

PREMISES ADDRESS:              1445 - 120th Avenue NE
                               Bellevue, WA 98005

TERM: July 1, 1998 ("Commencement Date"), through December 31, 2008 ("Expiration Date") Tenant shall have one option to renew for period of 5 years as described in SECTION 2 below.

BASE RENT (PARAGRAPH 3):       Eighty-One Thousand One Hundred Twenty Dollars
                               ($81,120.00) per month.

ADJUSTMENTS TO BASE RENT:      Commencing January 1, 2000, the Base Rent shall
                               increase annually by four percent (4%) per annum.

SECURITY DEPOSIT (PARAGRAPH 4) One Hundred Fifteen Thousand Four Hundred Fifty
                               Nine and NO/100 Dollars ($115,459.00)

*TENANT'S SHARE OF OPERATING EXPENSES (PARAGRAPH 6.1):                 100%
*TENANT'S SHARE OF TAX EXPENSES (PARAGRAPH 6.2):                       100%
*TENANT'S SHARE OF UTILITY EXPENSES (PARAGRAPH 7):                     100%

*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES               Tenant shall use the Premises for office space for
(PARAGRAPH 9):               its headquarters and research and development (but
                             not manufacturing) of satellite systems, design, modeling and testing of satellite systems and constellation operations, and the operation of a network operations center for such satellite systems, but only to the extent permitted by the City of Bellevue and all agencies and governmental authorities having jurisdiction thereof, and for no other purposes.

TENANT IMPROVEMENT ALLOWANCE AMOUNT: Four Hundred Thousand and NO/100 Dollars
                                     ($400,000.00)

PARKING SPACES:              Tenant shall have the right to use all of the
                             parking spaces on the Premises.

BROKER (PARAGRAPH 38):       Craig Kinzer & Co. for Tenant and Landlord

EXHIBITS:                    Exhibit A - Premises, Building, Lot and/or Park

                             Exhibit B - Tenant Improvements

                             Exhibit C- omitted

                             Exhibit D - omitted

                             Exhibit E - Hazardous Materials Disclosure
                             Certificate - Example

                             Exhibit F - Change of Commencement Date - Example

                             Exhibit G - Tenant's Initial Hazardous Materials Disclosure Certificate

                             Exhibit H omitted

                             Exhibit I Form of Letter of Credit

                             Exhibit 15.1 Landlord's Consent to Financing

                             Exhibit 42 Form of Assignment

ADDENDA:                     Addendum One

                                TABLE OF CONTENTS


SECTION                                                                         PAGE
-------                                                                         ----
 1. PREMISES ..............................................................       1
 2. ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES ............       1
 3. RENT ..................................................................       3
 4. SECURITY DEPOSIT ......................................................       4
 5. TENANT IMPROVEMENTS ...................................................       5
 6. ADDITIONAL RENT .......................................................       5
 7. UTILITIES .............................................................       7
 8. LATE CHARGES ..........................................................       7
 9. USE OF PREMISES .......................................................       8
 10. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES .................       9
 11. REPAIRS AND MAINTENANCE ..............................................      10
 12. INSURANCE ............................................................      12
 13. WAIVER OF SUBROGATION ................................................      14
 14. LIMITATION OF LIABILITY AND INDEMNITY ................................      14
 15. ASSIGNMENT AND SUBLEASING ............................................      15
 16. AD VALOREM TAXES .....................................................      16
 17. SUBORDINATION ........................................................      16
 18. RIGHT OF ENTRY .......................................................      17
 19. ESTOPPEL CERTIFICATE .................................................      17
 20. TENANT'S DEFAULT .....................................................      18
 21. REMEDIES FOR TENANTS DEFAULT .........................................      19
 22. HOLDING OVER .........................................................      20
 23. LANDLORD'S DEFAULT ...................................................      20
 24. PARKING ..............................................................      20
 25. SALE OF PREMISES .....................................................      20
 26. WAIVER ...............................................................      21
 27. CASUALTY DAMAGE ......................................................      21
 28. CONDEMNATION .........................................................      22
 29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS ............................      22
 30. FINANCIAL STATEMENTS .................................................      25
 31. GENERAL PROVISIONS ...................................................      25
 32. SIGNS ................................................................      27
 33. MORTGAGEE PROTECTION .................................................      27

 34. QUITCLAIM ............................................................      28
 35. MODIFICATIONS FOR LENDER .............................................      28
 36. WARRANTIES OF TENANT .................................................      28
 37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT ......................      28
 38. BROKERAGE COMMISSION .................................................      29
 39. QUIET ENJOYMENT ......................................................      29
 40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS .......      29
 41. ERISA ................................................................      30
 42. EFFECTIVE DATE .......................................................      30

                      AMENDED AND RESTATED LEASE AGREEMENT

        Landlord is the landlord under that certain lease dated as of March 23, 1989 by and between Landlord and K & L Distributors, Inc. The interest of K & L Distributors in such lease was assigned to Home Depot U.S.A., Inc. pursuant to Assignment of Lease dated January 31, 1997. The interest of Home Depot U.S.A., Inc. has this day been assigned to Tenant pursuant to Assignment of Lease of even date. Landlord and Tenant hereby agree to amend said lease and restate it in its entirety as follows:

DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises and the Building shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1.

2.      ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES; RENEWAL

        2.1 In the event the commencement date and/or the expiration date of this Lease is other than the Commencement Date and/or Expiration Date specified in the Basic Lease Information, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of EXHIBIT F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose.

        2.2 Upon the Commencement Date or, in the event Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay Rent (beginning on the Rent Commencement Date set forth below), all Operating Expenses, and the Security Deposit, if any, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. In addition to the foregoing, Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate. If, at any time, Tenant is in default of any term, condition or provision of this Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.

        2.3 Tenant may at its option by written notice given to Landlord not more than 360 and not less than 180 days prior to expiration of the Term (an "Extension Notice"), extend the term of this Lease for one (1) period of five
(5) years, ending December 31, 2013, on the same terms and conditions as set forth herein, except that Base Rent shall be increased to an amount equal to the greater of (i) the fair market rent for comparable space to the Premises at the time of commencement of the extended term, as such fair market rent may be determined pursuant to the procedures set forth in Section 2.5 below, or (ii) Base Rent that would be payable for the month immediately preceding such extension term under the terms and conditions of this Lease (including any annual increase in Base Rent). During such extended term, Base Rent shall continue to be increased by four percent (4%) per annum. Notwithstanding any other provision hereof, Tenant shall have no authority to exercise such option, and any purported exercise of such option shall be void and of no effect, if, after notice as provided hereunder, if any is required, Tenant fails to cure within the time permitted for cure hereunder (a) any breach that occurred prior to the expiration of such 180-day option exercising period, and (b) any breach that occurred prior to the commencement of such extended Term. Tenant's option to renew hereunder shall be personal to Tenant and shall not be exercisable by any assignee or subtenant of Tenant.

        2.4 EARLY TERMINATION OPTION. Landlord acknowledges that Tenant has not yet received all required permits ("Permits") for construction of the tenant improvements which Tenant intends to make in the Premises. Tenant shall therefore have the right to terminate this Lease upon written notice to Landlord at any time on or before September 30, 1998 if Tenant has not received the Permits or determines that it is not reasonably likely to receive the Permits within a reasonable time. Tenant's notice of termination, if given, shall be given prior to October 1, 1998, shall be in writing, addressed to Landlord at the address shown in the Basic Lease Information, and shall be accompanied by an early termination fee of Five Hundred Thousand and NO/100 Dollars ($500,000.00). This Lease shall terminate upon Landlord's receipt of such notice and fee. If Tenant does not give notice in accordance with this paragraph on or before September 30, 1998, then Tenant shall have no further right to terminate this Lease and this Lease shall continue in full force and effect for the Term as provided herein.

        2.5 DETERMINATION OF BASE RENT. The Base Rent for the extension period described in SECTION 2.3 above (the "Extension Period") shall be determined as follows:

               (i) The parties shall have fifteen (15) business days after Landlord receives the Extension Notice within which to agree on the Base Rent for the Extension Period which shall be based upon 100% of the then fair market rental value of the Premises, as defined in subparagraph (iii) below. If the parties agree on the Base Rent for the Extension Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the Base Rent for the Extension Period.

               (ii) If the parties are unable to agree on the Base Rent for the Extension Period within fifteen (15) days, then, the Base Rent for the Extension Period shall be 100% of the then current fair market rental value of the Premises as determined in accordance with subparagraph (iv) below.

               (iii) The "the fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Extension Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, the annual rent increase required under SECTION 2.3, and the rent for comparable space located in Bellevue, Washington. In no event shall the fair market monthly value of the Premises for the Extension Period be less than the monthly Base Rent last payable under the Lease.

               (iv) Within seven (7) days after the expiration of the fifteen
(15) day period set forth in subparagraph (ii) above, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises for the Extension Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day of the two (2) appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then President of the King County Real Estate Board or to the then Presiding Judge of the King County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three (3) appraisals shall be added together and the total divided by three (3); the resulting quotient shall be the then fair market rental value of the Premises.

If, however, the low appraisal and/or the high appraisal are/is more than ten
(10) percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the then fair market rental value of the Premises.

After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the Base Rent for the Extension Period shall be such amount.

3. RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Base Rent (which shall be applied against the Base Rent payable for the first month Tenant is required to pay Base
Rent), the Security Deposit, if any, and all insurance certificates evidencing the insurance required to be obtained by Tenant under SECTION 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent described in the Basic Lease Information, payable in advance at Landlord's address specified in the Basic Lease Information on the first (1st) day of each month commencing on January 1, 1999 (the "Rent Commencement Date") and continuing throughout the balance of the Term of the Lease. Commencing January 1, 2000, the Base Rent shall increase annually by four percent (4%) per annum. It is intended by Landlord and Tenant that this Lease be a "triple net lease." Costs and expenses incurred by Landlord on behalf of Tenant and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent"). Tenant shall also pay to Landlord as Additional Rent hereunder, immediately on Landlord's demand therefor, any and all costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

        Subject to SECTION 2.4, all Rent other than Base Rent shall be due and owing on the Commencement Date notwithstanding any delay on Tenant's part to obtain permits and complete construction of the Tenant Improvements (described below and in EXHIBIT B attached hereto), whether or not such delay is due to factors within Tenant's control. Tenant expressly agrees and acknowledges that subject to SECTION 2.4, all Rent other than Base Rent shall be due and payable beginning on the Commencement Date whether or not Tenant has commenced operations in the Premises and Tenant accepts the risk of any such delays.

4.      SECURITY DEPOSIT, LETTER OF CREDIT:

        4.1 SECURITY DEPOSIT. Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default (beyond applicable notice and cure periods, if any), Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default, including, but not limited to the Enforcement Expenses. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At any time after Tenant has defaulted hereunder, Landlord may require an increase in the amount of the Security Deposit required hereunder for the then balance of the Lease Term and Tenant shall, immediately on demand, pay to Landlord additional sums in the amount of such increase, provided that at no time shall Tenant be required to deposit an amount larger than the then applicable Security Deposit Cap. The "Security Deposit Cap" at any time shall be computed by increasing the initial security deposit amount set forth in the Basic Lease Information above by four percent (4%) per annum compounded annually from the Commencement Date through the date of computation of the cap. As soon as practicable after the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined solely by Landlord, to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to the condition required by this Lease. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums as reasonably determined by Landlord. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

        4.2 LETTER OF CREDIT. Not later than two (2) business days following the occurrence of any of the events described below (each a "Letter of Credit Event"), Tenant shall, at Tenant's sole cost and expense, deliver to Landlord an unconditional, clean, irrevocable, standby letter of credit (the "Letter of Credit"), payable on sight with the bearer's draft in the amount of One Million and NO/100 Dollars ($1,000,000.00), issued by and drawn upon Bank of America doing business as Seafirst Bank in Seattle, Washington (the "issuing bank"). The Letter of Credit shall state that it shall be payable against sight drafts presented in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit. Landlord may designate any bank as Landlord's advising bank for collection purposes and any sight drafts for the collection of the Letter of Credit may be presented by the advising bank on Landlord's behalf. The Letter of Credit shall be in the form attached hereto as EXHIBIT I and shall be for a term of one (1) year. However, if by the date which is thirty (30) days prior to expiration of the Letter of Credit the issuing bank has failed to notify Landlord that the Letter of Credit will be renewed for an additional year, the Landlord shall be entitled to draw against the Letter of Credit for any reason and hold any funds as an additional Security Deposit.

        Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or to any other form of security held by Landlord or to any other remedy available to Landlord at law or in equity. The Letter of Credit Events are:

        (i)     failure by Tenant to make any payment of Rent as and when due

        (ii) failure by Tenant to comply with the financial covenants set forth under SECTION 30 hereof

        (iii)   failure to remove any Tenant Improvements as required under
                SECTION 10.2 hereof

5. TENANT IMPROVEMENTS: Tenant hereby accepts the Premises as suitable for Tenant's intended use and as being in good operating order, condition and repair, "AS IS". Tenant shall install and construct at its sole cost and expense (except for the Tenant Improvement Allowance) the Tenant Improvements (as such term is defined in EXHIBIT B hereto) in accordance with the terms, conditions, criteria and provisions set forth in EXHIBIT B. Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of EXHIBIT B, including, but not limited to, Landlord's right to approve all of the plans and specifications for the Tenant Improvements prior to commencement of construction, in accordance with a schedule to be mutually agreed by Landlord and Tenant and made a part hereof. Tenant acknowledges and agrees that except as set forth in this Lease, neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Any exception to the foregoing provisions must be made by express written agreement by both parties. Landlord shall pay the Tenant Improvement Allowance Amount in the amount of $400,000 to Tenant upon Tenant's completion and satisfaction of the requirements, terms and conditions set forth in EXHIBIT B.

6. EXPENSES OF LANDLORD: In addition to the Base Rent set forth in SECTION 3, Tenant shall pay Tenant's Share, which is specified in the Basic Lease Information, of all Landlord's Expenses as Additional Rent. The term "Landlord's Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and the improvements located thereon; provided that Landlord shall not charge Tenant for any management fees incurred or paid by Landlord without Tenant's prior written consent.

        6.1 TAX EXPENSES: In addition to the Base Rent set forth in SECTION 3, Tenant shall pay its share, which is specified in the Basic Lease Information, of all real property taxes applicable to the land and improvements included within the Premises and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, as against Landlord's right to rent or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord. Tenant shall pay the Tax Expenses directly to the governmental authority assessing the same and shall provide Landlord with receipts for the same at least thirty (30) days prior to the date such taxes are due; provided, however, that Landlord may, at any time, notify Tenant that Landlord has elected to pay such Tax Expenses, in which case Tenant shall deposit Tenant's Share of Tax Expenses monthly in accordance with Section 6.2 below.

Tenant shall have the right to appeal, at Tenant's sole cost and expense, the amount of any real or personal property taxes; provided that (1) Tenant shall provide Landlord with copies of all correspondence, notices and other materials relating to such appeal, and (2) Tenant shall, if required by Landlord, post and obtain a bond for up to one hundred fifty percent (150%) of the disputed tax amount.

        6.2 PAYMENT OF EXPENSES: If and to the extent applicable, Landlord shall estimate Tenant's Share of the Operating Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Tenant's Share of Operating Expenses shall survive the expiration or earlier termination of this Lease.

        6.3 ANNUAL RECONCILIATION: If and to the extent applicable, by June 30th of each calendar year, or as soon thereafter as reasonably possible Landlord shall endeavor to furnish Tenant with an accounting of actual Operating Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's Security Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease. Unless Tenant takes exception to any accounting provided by Landlord within one hundred eighty (180) days after Landlord provides such statement, such statement shall be considered final and binding on Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses

        6.4 AUDIT: If and to the extent applicable, after delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

7.      UTILITIES:

        7.1 PAYMENT OF UTILITY EXPENSES. Utility Expenses and all other sums or charges set forth in this SECTION 7 are considered part of Additional Rent. In addition to the Base Rent set forth in SECTION 3 hereof, Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, snow removal, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay Tenant's Share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. Landlord and Tenant contemplate that all utility fees and services will be separately metered and billed directly to Tenant. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant or the Premises, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right, after obtaining Tenant's reasonable consent, at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building or the Park (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

        7.2 INTERRUPTION. Landlord does not warrant that any utilities will be free from shortages, failures, variations or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain service, fuel, steam, water or supplies, or other causes beyond Landlord's reasonable control, provided that Landlord shall without delay take all reasonable and practical steps within its power to remove the cause of such shortages, failures, variations or interruptions. None of the same shall be deemed and eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of such shortage, failure, variation or interruption, including without limitation, loss of profits, business interruption or other incidental or consequential damages.

8. LATE CHARGES: Any and all sums or charges set forth in this SECTION 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the second day of each month or any time thereafter) by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord within two (2) business days after the date when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to five percent (5%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.      USE OF PREMISES:

        9.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of SECTION 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of SECTION 24 of this Lease, and (iii) is compatible and consistent with the other uses then being made in other similar types of buildings in the vicinity of the Premises, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in EXHIBIT C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises (collectively, the "Rules and Regulations"). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises or any part thereof occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

        9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other casualty upon the Premises or any of its contents, or cause a cancellation of any fire or casualty insurance policy on the Premises. No auctions may be held or otherwise conducted in, on or about the Premises without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain anywhere on the Premises, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises. Tenant shall honor the Rules and Regulations. If Tenant fails (after applicable notice and cure periods, if any) to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to collect from Tenant a reasonable sum, in addition to all rights and remedies of Landlord hereunder including, but not limited to, the reimbursement by Tenant to Landlord of all Enforcement Expenses and Landlord's costs and expenses, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure.

        9.3 PERMITS: Tenant shall be solely responsible for obtaining, at Tenant's sole cost and expense, any and all permits required for the Tenant Improvements and for Tenant's use of the Premises. Tenant shall provide Landlord with a copy of each and every material permit obtained by Tenant, including, but not limited to, Tenant's building permit, Tenant's SEPA mitigated determination of non-significance or EIS if required, Tenant's certificate of occupancy and any permits related to the operation of Tenant's business.

10.     ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

        10.1 ALTERATIONS AND ADDITIONS: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord does not respond to a request for approval within five (5) business days after receipt of the same, Landlord's consent shall be deemed to have been given. In addition, Tenant shall be entitled to make non-structural alterations, additions and improvements to the Premises which cost in the aggregate less than One Million Dollars ($1,000,000.00) in any twelve (12)-month period. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein) and Recorded Matters. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.

        10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the Tenant Improvements (exclusive of portable elements of a raised floor HVAC system, cubicles and other furniture, portable lighting, exercise equipment and other assets related to the foregoing) (subject to the last paragraph of this SECTION 10.2) in good condition, except for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, and other improvements which are not permanently affixed (subject to the last paragraph of this SECTION 10.2). By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements (other than the Tenant Improvements) installed in or about the Premises by, or on behalf of Tenant which are not permanently affixed (subject to the last paragraph of this SECTION 10.2). Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

Tenant and Landlord acknowledge that as of the Lease Date, approximately 2 parking spaces per 1000 square feet of leasable area are located on the Premises. Landlord shall not unreasonably withhold its consent to Tenant's construction of a parking ramp or other parking structure on the property at Tenant's sole cost and expense in compliance with (i) the requirements for construction of tenant improvements under this Lease and (ii) all applicable laws. Landlord and Tenant acknowledge and agree that as of termination or expiration of this Lease, and/or prior to any vacation of the Premises by Tenant, upon Landlord's request in Landlord's sole and absolute discretion (which request shall be made at least six (6) months prior to expiration of the Lease Term, except in case of default by Tenant or other early termination), Tenant shall remove all of the Tenant Improvements and otherwise take such action as may be required to make the Premises suitable for a Class "A" warehouse use if Tenant has not caused additional parking to be provided on the Premises such that at least 3.5 parking spaces are available per 1000 square feet of leasable area, but Landlord acknowledges that Tenant shall not be required to make the Premises suitable for a warehouse use if Tenant has caused additional parking to be provided on the Premises such that at least 3.5 parking spaces are available per 1000 square feet of leasable area.

11. REPAIRS AND MAINTENANCE: Throughout the Lease Term, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the building and all other improvements now or hereafter situated upon the Premises, in good, clean and safe condition and repair to a commercially reasonable standard, including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) the structural and exterior portions, roof, roof membrane and covering material, foundations, and exterior walls, (b) all mechanical systems, heating, ventilation and air conditioning systems, (c) all plumbing, electrical wiring and equipment, (d) all exterior and interior lighting (including, without limitation, light bulbs and/or ballasts), (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons, (i) sprinkler systems, fire protection systems and security systems, (j) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof.

Landlord shall have no obligation whatsoever to keep, maintain, alter, remodel, improve, repair, replace, decorate or paint the building or any improvements now or hereafter situated upon the Premises. It is the intention of the parties that Tenant and not Landlord shall have the full responsibility and obligation for the repair, replacement and maintenance of the building and other improvements now or hereafter situated upon the Premises and, except as otherwise expressly provided herein, Tenant waives, to the full extent allowed by law, any right or remedy against Landlord based upon the condition of the building or any improvements now or hereafter situated upon the Premises or any failure by Landlord or Tenant to repair or maintain the building or any such improvements.

        11.1 COMPLIANCE WITH LAW. Tenant shall conform to and comply with all valid ordinances, regulations or laws affecting the Premises, the building or any improvements on the Premises or the use thereof and shall protect, defend, indemnify and hold harmless Landlord from and against any and all loss, cost, liability or expense arising from Tenant's failure to so comply with applicable law. Landlord covenants and agrees that Tenant shall have the right to contest, at Tenant's sole cost and expense, any asserted or alleged violation of such ordinances, regulations or laws of any kind or character and by whomsoever asserted or alleged in the name of Tenant or Landlord, as Tenant may deem appropriate; provided that (1) Tenant shall provide Landlord with copies of all correspondence, notices and other materials relating to such dispute or alleged violation, and (2) Tenant shall, if required by Landlord, post and obtain a completion and indemnity bond for up to one hundred fifty percent (150%) of the cost of the work to correct such alleged violation.

        11.2 SERVICE CONTRACTS, DOCUMENTATION. Tenant shall procure and maintain
(a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Tenant shall upon request provide to Landlord copies of all material contracts, records, documentation and correspondence relating to Tenant's maintenance, repairs and replacements of the building and the Premises.

        11.3 [omitted]

        11.4 TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above, and except as provided in SECTION 11.6 below, and except for any roof deck installed by Tenant, Tenant shall have no right of access to or right to install any device on the roof of the building nor make any penetrations of the roof of the building without the express prior written consent of Landlord. If (after applicable notice and cure periods, if any) Tenant refuses or neglects to repair, replace and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs, replacements and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs, replacements and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs, replacements and/or maintenance, plus twenty percent (20%) for overhead, upon presentation of a bill therefor, plus any Enforcement Expenses. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

        11.5 STORAGE TANKS: Landlord is in the process of removing two (2) underground storage tanks from the existing parking areas at the Premises. Landlord represents and warrants to the best of its knowledge that such tanks will be removed in accordance with applicable laws. As between Landlord and Tenant, Landlord shall be responsible, at Landlord's cost and expense, for completing such removal and for any further remediation or restoration work required in connection with the removal of such tanks.

        11.6 SATELLITE DISHES: To the extent permitted by applicable law, and subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right to install satellite dishes, antennas and other devices on the roof of the building. Any such installations shall comply with all local zoning and land use regulations, including height restrictions, and shall not damage the Premises or the roof of the building. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all loss, cost, liability or expense arising from installation of such devices installed on the roof of the building. Tenant shall be solely responsible for maintaining such devices.

12.     INSURANCE:

        12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $1,000,000 per occurrence (with a $2,000,000 excess umbrella) and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or nonowned automobiles; (v) "all risk" or "special form" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for flood, earthquake, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, (vi) property insurance insuring the building and improvements for perils covered by the causes of loss - special form (all risk) and in addition ordinance or law coverage, flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement costs basis with an agreed value equal to the full insurable replacement value of the foregoing. The policy shall name Landlord as an additional insured and loss payee and all beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises shall be shown as a mortgage holder, and (vii) Rental value insurance insuring perils covered by the causes of loss - special form (all risk) and in addition, flood, earthquake and boiler and machinery (if applicable) for one hundred percent (100%) of the rents (including operating expenses, real estate taxes and insurance costs) for a period of twelve (12) months with loss payable to Landlord. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in subparagraphs (v) and (vi). Tenant shall also maintain such other commercially reasonable insurance as Landlord deems necessary and prudent from time to time or as may otherwise be required by any of Landlord's lenders. Not more frequently than every year, if, in the opinion of Landlord, the amount or kind of Tenant's property insurance is found to be inadequate, Tenant will increase the insurance coverage as reasonably required by Landlord, to a standard consistent with insurance being procured for other comparable properties leased on a triple-net basis.

        12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant (except workers' compensation) shall be written by companies (i) licensed to do business in the State of Washington, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000) or with respect to earthquake and flood insurance, such larger deductibles as are then customary for the types of insurance involved. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or the coverage reduced thereunder except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

        12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises, and any lender(s) of Landlord having a lien against the Premises shall be named as additional insureds under all of the policies required in SECTION 12.1 above (except items (i) and (ii). Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

        12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not (after applicable notice and cure periods, if any) purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
SECTION 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this SECTION 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

14. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of damage resulting from the negligence or willful misconduct of Landlord or its authorized representatives, with respect to Landlord's obligations under this Lease, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease, including, but not limited to repairs, replacements and maintenance described in SECTION 11 above. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

        Except to the extent of damage resulting from the negligence or willful misconduct of Landlord or its authorized representatives, with respect to Landlord's obligations under this Lease, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, including, but not limited to, any acts, errors or omissions by or on behalf of any sub-tenants or occupants of the Premises. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of

Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or any part thereof.

15.     ASSIGNMENT AND SUBLEASING:

        15.1 PROHIBITION: Tenant shall not mortgage, hypothecate, encumber, otherwise pledge this Lease or Tenant's interest hereunder, in whole or in part, whether voluntarily or involuntarily or by operation of law, without first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not assign, grant any license or concession, or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord reserves the right to refuse to give its consent (and Tenant agrees that it shall not be deemed unreasonable for Landlord to so refuse to give its consent) to an assignment or sublease if the operating experience or public or business reputation or net worth or available cash of the proposed new tenant is unacceptable to Landlord, in Landlord's reasonable opinion..

If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) the terms and provisions of the proposed assignment or sublease; and (iii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall notify Tenant of its decision, and if the assignment or sublease is approved, deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall pay to Landlord a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly consented to in writing by Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

Notwithstanding the foregoing, Tenant may, without the prior written consent of Landlord, assign this Lease to (a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, or (b) any limited liability company or corporation into which or with which Tenant may be merged or consolidated, provided that the net worth of such parent, subsidiary or affiliate, or the net worth of the resulting entity under (b), as the case may be, shall have a net worth at least equal to the greater of (i) the net worth of Tenant on the date of this Lease or (ii) the net worth of Tenant immediately prior to such assignment. Transfer of stock in Tenant shall not be deemed an assignment of this Lease if such transfer is made pursuant to or in connection with an initial public offering of the stock of Tenant, or the further transfers of such publicly sold stock.

Tenant may grant security interests to Tenant's lenders for the purpose of financing Tenant's acquisition of certain fixtures, furnishings and equipment related to its business, limited to liens on furniture, fixtures (expressly excluding, however, those fixtures not owned or acquired by Tenant and that are related solely to the operation of the building located on the Premises, including, without limitation, the HVAC system, flooring, plumbing and electrical systems, and other items of a similar nature), trade fixtures and equipment to be installed by Tenant within the Premises. At the execution of this Lease, it is contemplated that Tenant will be obtaining financing from Bank of America d/b/a Seattle-First National Bank, and Landlord hereby agrees to execute and deliver to Tenant within ten (10) days after Tenant's written request specifying the amount of financing and the lender a Landlord's Consent to Financing on the form attached hereto as EXHIBIT 15.1. In no event shall Tenant or any lender to Tenant cause to be recorded any financing statements, UCC filings or their equivalents in connection with this Lease which affect or otherwise impair title to Landlord's fixtures and Landlord's real or personal property located on the Premises.

        15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

        15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

16. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17. SUBORDINATION: Landlord represents and warrants to Tenant to Landlord's knowledge that Landlord is the sole owner in fee simple of the Premises and that there is no mortgage or deed of trust currently encumbering the Premises. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises or any portion thereof, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any beneficiary or mortgagee shall have the right to subordinate or cause to be subordinated any such liens to this Lease. If any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to SECTION 8 hereof, then not more than three months' Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord or any lender) and deliver, within fifteen (15) days of a demand or request by Landlord and in the form requested by Landlord or such mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents, together with any and all Enforcement Expenses.

18. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises at all reasonable times for purposes of inspection, exhibition, posting of notices, repair or alteration; provided, however, that Landlord shall first give at least 24 hours prior written notice to Tenant of Landlord's intent to enter the Premises (except in case of emergency), and Landlord shall comply with reasonable security and confidentiality measures required by Tenant for entry to the Premises, including execution of confidentiality agreements proposed by Tenant and reasonably acceptable to Landlord and the requirement that such access be conducted in the presence of an employee or escort selected by Tenant. At Landlord's option, but subject to the preceding sentence, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the Premises during the last 180 days of the Lease Term. Landlord shall also have the right to place "for sale" signs on the Premises. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim to the extent any of the foregoing arise out of the negligence or willful misconduct of Landlord or its authorized representatives.

19. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within fifteen (15) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to SECTION 8 hereof, then not more than three month's Rent has been paid in advance. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate, together with any and all Enforcement Expenses.

20. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a default by Tenant of the provisions of this Lease:

        20.1 [omitted]

        20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder on the date said payment is due; provided that if such failure to pay Rent timely is the first instance of late payment in any Lease Year, then Landlord shall give Tenant notice and Tenant shall not be in default unless Tenant fails to pay such Rent within two (2) business days following such notice. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

        20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within the time period required under the provisions of this Lease. If such failure is susceptible of cure but cannot reasonably be cured within the aforementioned time period (if any), as determined solely by Landlord, Tenant shall promptly commence the cure of such failure and thereafter diligently prosecute such cure to completion within the time period specified by Landlord in any written notice regarding such failure as may be delivered to Tenant by Landlord. In no event or circumstance shall Tenant have more than ninety (90) days to complete any such cure, unless otherwise expressly agreed to in writing by Landlord (in Landlord's sole discretion);

        20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

        20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of SECTION 29 below; or

        20.6 The making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

        20.7 Failure by Tenant to comply with the financial covenants set forth in SECTION 30 hereof.

21.     REMEDIES FOR TENANT'S DEFAULT:

        21.1 LANDLORD'S RIGHTS: In the event of Tenant's default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this SECTION 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, removing any of Tenant's Improvements, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

        21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to EXHIBIT B hereto, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession.

        21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, any and all Base Rent waived by Landlord under SECTION 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

        21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.

        21.5 MITIGATION. Landlord is required by applicable law to mitigate damages under this Lease. Landlord and Tenant agree that Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other properties owned by Landlord.

22. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Tenant shall be entitled to use the parking spaces located on the Premises, subject to Addendum One attached hereto.

25. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein, and upon transfer by Landlord of Tenant's Security Deposit to the transferee, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this SECTION 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Premises shall be so damaged by fire or other casualty that the cost of restoration, as reasonably determined by Landlord, will equal or exceed 50 % of the replacement value of the building (exclusive of foundations), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within one hundred twenty
(120) days after the date of such damage commence to repair and restore the Premises and shall proceed with reasonable diligence to restore the Premises (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease; and provided further that if in the reasonable opinion of Landlord's architect, the damage to the Premises (not including any Tenant Improvements) cannot be substantially repaired within 270 days after the occurrence of the damage, then Tenant may terminate this Lease upon written notice to Landlord within thirty
(30) days after such determination has been made. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Premises be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage (except to the extent Landlord receives payments from business interruption insurance to be obtained at Tenant's cost and expense), (ii) Tenant shall not have


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
any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Premises caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds in excess of $500,000 be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease.

28. CONDEMNATION: If all of the Premises shall be taken or condemned for public or quasi-public use by right of eminent domain or by deed in lieu thereof ("Condemned"), this Lease shall terminate as of the date possession is taken by the condemning authority. If fifty percent (50%) or more but less than all of the Premises is Condemned, then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent (and Additional Rent, to the extent the same is based upon square footage of the Premises) shall be adjusted to the date of termination; provided, however, that before either party may terminate this Lease by reason of such Condemnation, such Condemnation shall be of such an extent and nature as to materially and adversely impede or impair Tenant's use of the Premises. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for, and Tenant shall be entitled to pursue its own award for: (a) the taking of personal property and fixtures belonging to Tenant and (b) the cost to relocate Tenant's business. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as reasonably determined by Landlord, for the Rent (and Additional Rent, to the extent the same is based upon square footage of the Premises) corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial Condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29.     ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

        29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as EXHIBIT G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, upon Landlord's request, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as EXHIBIT E.

        29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

        29.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for the items (if any) disclosed on the initial HazMat Certificate, and except for normal office cleaning supplies, both of which shall be kept in strict accordance with applicable law, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises or any portion thereof without obtaining Landlord's prior written consent thereto, which may be withheld in Landlord's sole and absolute discretion. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any material changes (i.e. changes that would create a risk of being in violation of law) to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, subject to Section 18 (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this SECTION 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

        29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Lot or the Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If (after applicable notice and cure periods, if any) Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises after the satisfactory completion of such work.

        29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of the Premises), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this SECTION 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

        29.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this SECTION 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises is not in compliance with the provisions of this Lease with respect to Hazardous Materials (to the extent due to the acts or omissions of Tenant), including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises in any manner whatsoever related to directly, or indirectly, Hazardous Materials (to the extent due to the acts or omissions of Tenant). Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of SECTION 22 of this Lease.

30. FINANCIAL STATEMENTS, TENANT TO MAINTAIN MINIMUM NET WORTH: Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises or any portion thereof, within ninety (90) calendar days after the end of each calendar quarter, shall deliver to Landlord the then current balance sheet and income statements of Tenant for such previous quarter, which statements shall be prepared internally (and consistent with Tenant's normal reporting procedures) or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement which reflects the balance sheet and income condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an annual opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall exercise its best efforts to maintain the confidentiality of Tenant's financial information (to the extent such information is not otherwise available publicly), but may provide such information to rating agencies and the Internal Revenue Service; provided that Tenant shall exercise its best efforts to obtain a confidentiality agreement from such rating agencies. Landlord may also provide such information to prospective purchasers of the Premises or any portion thereof who have executed a purchase and sale agreement, lenders and accountants auditing Landlord; after prior notice to Tenant and after obtaining a confidentiality agreement from the same reasonably satisfactory to Tenant. Landlord may also disclose such information to the extent necessary to enforce this Lease following an event of default, or in litigation involving this Lease.

Tenant shall maintain at all times at least Twenty Five Million Dollars ($25,000,000) in the form of cash, cash equivalents, and readily marketable securities, such information to be evidenced by independently verifiable bank or financial statements.

31.     GENERAL PROVISIONS:

        31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

        31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

        31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

        31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises and any proceeds therefrom, net of debt including any make-whole provisions, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Premises, and Landlord shall be automatically released from further performance under this Lease upon transfer of the Security Deposit and Landlord's interest in the Premises or the Building.

        31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

        31.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Washington.

        31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

        31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

        31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the Washington Secretary of State, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

        31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at Principal Mutual Life Insurance Group c/o The Principal Financial Group, 711 High Street, Des Moines, IA 50392, Attn: Commercial Real Estate Department, Robert Klinkner. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen (18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the address set forth in the Basic Lease Information. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third business day following deposit in the United States mail.

        31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

        31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

        31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and

Tenant, Tenant's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

        31.14 COUNTERCLAIMS. In the event Landlord commences any proceedings for nonpayment of Rent, Additional Rent, or any other sums or amounts due hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

        31.15 UNDERLINING AND BOLD TYPE. The use of underlining and bold type within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

        31.16 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

        31.17 CONSENT OF LANDLORD. Whenever Landlord's consent is required hereunder, such consent may be withheld in Landlord's sole and absolute discretion, unless otherwise expressly provided.

        31.18 RELATIONSHIP OF PARTIES. The parties agree that they intent hereby to create only the relationship of landlord and tenant. No provision hereof, or act of either party hereunder, shall be construed as creating the relationship of principal and agent, or as creating a partnership, joint venture or other enterprise, or render either party liable for the debts or obligations of the other party, except under any indemnity provisions of this Lease.

32. Signs: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld) and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's sign criteria as same may exist from time to time or as set forth in EXHIBIT H hereto and made a part hereof. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any neon, flashing or moving sign(s) be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION: Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of SECTION 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34. QUITCLAIM: Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.

36. WARRANTIES OF TENANT: Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby agree and acknowledge that the Premises may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements and, the Premises strictly comply with all requirements of the ADA. If any barrier removal work or other work is required to the Premises, then such work shall be the responsibility of Tenant. Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA,


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
including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page ii), and that it knows of no other real estate broker, agent or finder (other than Martin Smith, Inc., whose compensation, if any is due, shall be paid by Landlord pursuant to a separate agreement) who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. No real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease.

39. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and subject to the rights of any of Landlord's lenders,
(i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises.

40.     LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease (after any applicable notice and cure periods), and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with


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
interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law and Enforcement Expenses.

41.     ERISA.

        41.1 REPRESENTATION AND WARRANTY. Tenant represents and warrants to Landlord that, as of the date hereof one or more of the following statements is true:

               (i) Equity interests in Tenant are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

               (ii) Less than 25 percent of the value of all equity interests in Tenant are held by "benefit plan investors" within the meaning of 29 C.F.R.
Section 2510.3-101(f)(2); or

               (iii) Tenant qualifies as an "operating company", a "venture capital company," or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e).

        41.2 NOTIFICATION. During the Term, Tenant shall notify Landlord within ten (10) business days after Tenant's CFO learns that Tenant is no longer described by any of the statement set forth in Section 41.1(i), (ii) or (iii).

        41.3 INDEMNIFICATION. During the Term, Tenant shall indemnify Landlord and hold Landlord harmless from and against all loss, cost, damage and expense (including without limitation reasonable attorneys' fees) that Landlord may reasonably incur in correcting any nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406(a) of ERISA) caused by a default under 41.1 or 41.2 above, or if Tenant so directs, in obtaining an individual prohibited transaction exemption under ERISA with respect to any such prohibited transaction. Landlord shall promptly notify Tenant in writing of the existence of any prohibited transaction, and shall provide Tenant the opportunity to provide input on the manner in which such prohibited transaction shall be handled.

42. EFFECTIVE DATE: This Lease shall be effective upon execution by Home Depot USA, Inc. of that certain assignment of lease from Home Depot USA, Inc. to Tenant in the form attached hereto as Exhibit 42, provided that such execution by Home Depot USA, Inc. shall occur on or before July 15, 1998.

        IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

Landlord:                                 Tenant:

Principal Mutual Life Insurance Company   Teledesic LLC, a Delaware limited
                                          liability company

By /s/ JOHN H. BUNZ                       By /s/ JOHN J. NOKLEBERG
  -------------------------------           -------------------------------
  JOHN H. BUNZ                              JOHN J. NOKLEBERG

Its  COUNSEL                              Its  Chief Financial Officer
   ------------------------------            ------------------------------

By /s/ JOHN N. URBAN
  -------------------------------
  JOHN N. URBAN

Its Assistant Director
   -----------------------------
    Commercial Real Estate/
          Equities



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
                              ADDENDUM ONE TO LEASE

1. SUBLEASE. Without waiving any rights to approve any further subleases or assignments, Landlord hereby approves that certain sublease to HomeGrocer.com, Inc., a Delaware corporation "Subtenant") dated as of September 22, 1997, which sublease terminates on April 30, 1999 (the "Sublease"). Possession of the Premises shall be delivered to Tenant subject to the Sublease. Notwithstanding
SECTION 15.2 of the Lease, from the date of restatement of this Lease through and until the Rent Commencement Date, Tenant shall remit to Landlord all rent paid by Subtenant to Tenant immediately upon receipt of the same. At Landlord's option, Landlord may require that rent paid by Subtenant during such period be paid directly to Landlord, and if Landlord so elects, then Tenant shall give such notices to Subtenant as may be required to cause Subtenant to so pay Landlord directly.

        To Landlord's knowledge, the Sublease is in full force and effect, Subtenant is not in default thereunder and Subtenant has paid rent and additional rent through the date of this Lease. Landlord further agrees this Lease amends and restates in its entirety the lease dated March 23, 1989 between Landlord and K & L Distributors, which lease was assigned to Home Depot, Inc. on January 31, 1997, and Tenant shall be obligated only to comply with the terms of this amendment and restatement of lease and not with any inconsistent terms prior to amendment and restatement.

2. PARKING. Tenant's rights to use parking spaces hereunder are subject to any obligations Tenant may have to allow Subtenant to use such spaces pursuant to the Sublease.


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